EXHIBIT 23.1




                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the registration statements of The Coca-Cola Company listed below of our reports dated January 24, 1995 with respect to the consolidated financial statements and schedules of The Coca-Cola
Company, included or incorporated by reference in this Annual
Report on Form 10-K for the year ended December 31, 1994:

     1.    Registration Statement Number 2-58584 on Form S-8
     2.    Registration Statement Number 2-79973 on Form S-3
     3.    Registration Statement Number 2-88085 on Form S-8
     4.    Registration Statement Number 2-98787 on Form S-3
     5.    Registration Statement Number 33-21529 on Form S-8
     6.    Registration Statement Number 33-21530 on Form S-3
     7.    Registration Statement Number 33-26251 on Form S-8
     8.    Registration Statement Number 33-39840 on Form S-8
     9.    Registration Statement Number 33-45763 on Form S-3
    10.    Registration Statement Number 33-50743 on Form S-3




                               ERNST & YOUNG LLP


Atlanta, Georgia
March 10, 1995